POWER OF ATTORNEY

Know all by these presents that Thomas M. Ryan, signing singly, does hereby make,
constitute and appoint each of James Cuminale, Helen Meates, Salvatore Rappa and
Lynn
Johnson as a true and lawful attorney-in-fact of the undersigned with full powers of substitution
and revocation, for and in the name, place and stead of the undersigned (in the undersigned's
individual capacity), to execute and deliver such forms that the undersigned may be required to
file with the U.S. Securities and Exchange Commission as a result of the undersigned's
ownership of or transactions in securities of PJT Partners Inc. (i) pursuant to
Section 16(a) of the
Securities Exchange Act of 1934, as amended, including without limitation, statements on Form
3, Form 4 and Form 5 (including any amendments thereto) and (ii) in connection with any
applications for EDGAR access codes, including without limitation the Form ID.
The Power of
Attorney shall remain in full force and effect until the undersigned is no longer required to file
Forms 3, 4, and 5 with regard to the undersigned's ownership of or transactions in securities of
PJT Partners Inc., unless earlier revoked in writing.

By: /s/ Thomas M. Ryan
Thomas M. Ryan

Date: February 22, 2016